Exhibit 99.B(e)(3)

SECOND AMENDMENT

TO

DISTRIBUTION AGREEMENT

This Second Amendment (the “Amendment”) is made as of December 30, 2013, by and between PNC Funds (the “Trust”) and PNC Funds Distributor, LLC (formerly known as Professional Fund Distributor, LLC) (“PFD”).

WHEREAS, each of the Trust, PNC Advantage Funds, and PFD entered into a Distribution Agreement dated as of July 2, 2012 as amended (the “Agreement”), relating to PFD’s provision of underwriting services to the Trust; and

WHEREAS, pursuant to Section 16 of the Agreement, the parties wish to amend the Agreement as set forth below.

NOW THEREFORE, the Agreement shall be amended as follows:

1.              Exhibit A is deleted and replaced in its entirety with Exhibit A attached hereto.

2.              Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PNC FUNDS

By:	/s/ Jennifer E. Spratley

Name:	Jennifer E. Spratley

Title:	Vice President

PNC FUNDS DISTRIBUTOR, LLC

By:	/s/ Jennifer K. DiValerio

Name:	Jennifer K. DiValerio

Title:	President

EXHIBIT A

FUND NAME	CLASSES
Government Money Market Fund	I, A
Money Market Fund	I, A, C
Treasury Money Market Fund	I, A
Advantage Institutional Government Money Market Fund	I, A, S
Advantage Institutional Money Market Fund	I, A, S
Advantage Institutional Treasury Money Market Fund	I, A, S
Intermediate Tax Exempt Bond Fund	I, A, C
Maryland Tax Exempt Bond Fund	I, A, C
Michigan Intermediate Municipal Bond Fund	I, A, C
Ohio Intermediate Tax Exempt Bond Fund	I, A, C
Pennsylvania Intermediate Municipal Bond Fund	I, A, C
Tax Exempt Limited Maturity Bond Fund	I, A
Ohio Municipal Money Market Fund	I, A, T
Pennsylvania Tax Exempt Money Market Fund	I, A, T
Tax Exempt Money Market Fund	I, A, T
Bond Fund	I, A, C
Government Mortgage Fund	I, A, C
High Yield Bond Fund	I, A
Intermediate Bond Fund	I, A, C
Limited Maturity Bond Fund	I, A, C

Total Return Advantage Fund	I, A, C
Ultra Short Bond Fund	I, A
Balanced Allocation Fund	I, A, C
International Equity Fund	I, A, C
Large Cap Core Fund	I, A, C
Large Cap Growth Fund	I, A, C
Large Cap Value Fund	I, A, C
Mid Cap Fund	I, A, C
Multi-Factor Small Cap Core Fund	I, A
Multi-Factor Small Cap Growth Fund	I, A, C
Multi-Factor Small Cap Value Fund	I, A, C
S&P 500 Index Fund	I, A, C, R4, R5
Mid Cap Index Fund	I, R4, R5
Small Cap Index Fund	I, R4, R5
Small Cap Fund	I, A, C
Target 2020 Fund	I, R
Target 2030 Fund	I, R
Target 2040 Fund	I, R
Target 2050 Fund	I, R
Retirement Income Fund	I, R